UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2019

WAITR HOLDINGS INC.

(Exact name of registrant as specified in charter)

Delaware	001-37788	26-3828008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 1-337-534-6881

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	WTRH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On May 17, 2019, Waitr Holdings Inc. (the “Company”) issued a press release announcing the pricing of an underwritten follow-on public offering of the Company’s common stock, par value $0.0001 per share. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

In connection with the offering, the Company has agreed with Luxor Capital Group, LP (“Luxor”) to amend the terms of the Company’s term loan and convertible notes with Luxor to (1) allow for the contribution of the proceeds of the offering to the operating company without requiring prepayment of the term loan, (2) revise the interest rate on the convertible notes to 6% (half cash, half PIK), (3) to remove the minimum liquidity requirements from the term loan and the convertible notes and (4) change the prepayment expiration date to August 31, 2019 for the term loan.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated May 17, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAITR HOLDINGS INC.

By:	/s/ Damon Schramm
Name: Damon Schramm
Title: Chief Legal Officer

Dated: May 17, 2019